Technology License Agreement

This Technology License Agreement (this "Agreement") is made and entered into effect as of ___________, 2003 (the "Effective Date") by and among Manhattan Scientifics, Inc., a Delaware corporation with its office at 405 Lexington Avenue, 32nd Floor, New York, New York, 10174, USA ("MSI"), and Energy Related Devices, a New Mexico corporation with its offices at 127 Eastgate Dr., Los Alamos, New Mexico, 87544 ("ERD").

MSI and ERD may each be referred to herein individually as a "Party" and jointly as the "Parties."

1. Background

     1.1. MSI owns intellectual property rights and an exclusive world wide license related to micro-fuel cells and solar cells, developed in part by ERD under a previous License Agreement and Agreement and Plan of Merger between MSI and ERD;
     1.2. ERD has incurred reimbursable expenses and advanced payments for various MSI expenses relating to the intellectual property rights and R&D expenses;
     1.3. MSI and ERD desire to terminate the R&D and related Milestone Agreements and substitute a new Technology License Agreement, while providing that all other Agreements between the parties remain in full force and effect.
     1.4. MSI and ERD desire that this Agreement extinguish all claims by the Parties under the R&D Agreement, and enable each of MSI and ERD to further develop and commercialize the technology.
     1.5. Now, therefore, in consideration of the foregoing and the covenants and promises contained herein, the Parties hereby agree as follows.

2. Definitions

     2.1. Intellectual Property. Patents, patentable inventions that become patented, copyrights, copyrightable works of authorship, and Information/Know-how.
     2.2. Information/Know-how. Information and data of any type and in any tangible or intangible form, whether or not patentable, whether or not protected as trade secrets, including without limitation ideas, inventions, works of authorship, plans, designs, practices, methods, techniques, specifications, production technical operating procedures, standard operating procedures, protocols under development, formulations, software, formulae, knowledge, know-how, skill, experience, test data, analytical and quality control data, stability data, results of studies, patent and other legal information or descriptions.
     2.3. R&D Agreement. The Research and Development Agreement dated
          January 11, 1998 among ERD, MSI, and Tamarack Storage Devices, Inc. ("Tamarack").
     2.4. R&D Milestone Amendment. The amendment to the R&D Agreement expressed in a letter dated May 12, 1999 from Bach & Associates to ERD.
     2.5. ERD Claimed Expenses. All of ERD claims for compensation or consideration from MSI incurred as of the effective date of this Agreement, including, but not limited to, $283,254.86 set forth in the ERD Letter (details of the claims in the letter).
     2.6. MFC IP. Intellectual Property concerning fuel cells and subject to the R&D Agreement, and/or R&D Milestone Amendment, including the "Fuel Cell Patents" as defined in the R&D Agreement, and including the Intellectual Property listed in Exhibit A.
     2.7. MFC Trademarks. Any trademarks or service marks in the MFC IP.

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2.8. Approved Products and Services. Products or services that MSI has given approval, according to the process set forth in Exhibit C, to ERD for marking with one or more MFC Trademarks. Approved Products and Services further means any brochures, descriptions, or other information that MSI has given approval, according to the process set forth in Exhibit C, to ERD for marking with one or more MFC Trademarks.
2.9. Derivative MFC IP. Intellectual Property developed or acquired after the effective date hereof by either party that includes MFC IP, is based on or derived from MFC IP, works in combination with MFC IP, or provides a design-around the MFC IP alternative to MFC IP, or requires MFC IP for operation.
2.10.Solar IP. Intellectual Property concerning solar cells and subject to the R&D Agreement, and/or the R&D Milestone Amendment, including the "Solar Cell Patents" as defined in the License Agreement, and including the Intellectual Property listed in Exhibit B.
2.11.Cross-license Period. The period from the Effective Date of this
     Agreement until both parties mutually agrees to terminate the Agreement. 2.12.Sub-licensees. Third parties who are granted rights by ERD (or MSI in the case of a cross-license issued by ERD), to Intellectual Property subject to this Agreement, who are bound by the Cross-license Provisions of this Agreement, and who are not permitted to grant further sublicenses.
2.13.Option Period. The period from the effective date of this Agreement until twelve months thereafter.
2.14.Direct Rate. The rate of royalty payment to MSI related to products and services developed by ERD for which there is no sub-licensee.

3. License Grants

     3.1. MFC IP. Subject to the terms and conditions hereof, MSI hereby grants to ERD a nonexclusive, worldwide license to do the following:

          3.1.1. make, have made on its behalf, use, sell, and import inventions claimed in the MFC IP;
          3.1.2. use any Know-how in the MFC IP;
          3.1.3. reproduce, distribute without accounting, prepare derivative works of, and perform and display publicly and copyrightable works in the MFC IP;
          3.1.4. mark Approved Products and Services with MFC Trademarks;
          3.1.5. offer to do any of the preceding; and
          3.1.6. grant permission to ERD Sub-licensees to do any of the preceding.
     3.2. Cross-license. Subject to the terms and conditions hereof, and to the extent of each party's rights, MSI hereby grants to ERD, and ERD hereby grants to MSI, a nonexclusive, worldwide license do the following:
          3.2.1. make, have made on its behalf, use, sell and import inventions claimed in Derivative MFC IP;
          3.2.2. use any Know-how in the MFC Derivative IP;

          3.2.3. reproduce, distribute without accounting, prepare derivative works of, and perform and display publicly and copyrightable works in the MFC Derivative IP;
          3.2.4. offer to do any of the preceding; and
          3.2.5. grant permission to MSI or ERD Sub-licensees to do any of the preceding.

     3.3. Ownership and No Implied Licenses. Each Party hereby acknowledges and agrees that, except as otherwise explicitly set forth in this
          Agreement:

          3.3.1. MSI retains all currently held rights, title and interest to all MFC IP and Solar IP.

          3.3.2.Each party retains all rights, title, and interest to MFC
                Derivative IP developed or acquired by such party.
          3.3.3.Nothing in this Agreement shall be construed as conferring on either party, its affiliates, or its sub-licensees, any express or implied license or option to license any Intellectual Property, except as expressly provided herein.

4. Release of Claims.

     4.1. ERD hereby releases MSI from all claims arising from or related to ERD Claimed Expenses and from all claims arising from or related to the R&D Agreement and the R&D Milestone Amendment including without limitation all claims for any damages, interest, and special or consequential damages relating thereto. ERD agrees to indemnify and hold MSI harmless from any such claims by ERD or by any party claiming through ERD.
     4.2. MSI hereby releases ERD from all claims arising from or related to ERD Claimed Expenses and from all claims arising from or related to the R&D Agreement, the R&D Milestone Amendment, or the ERD Letter, including without limitation all claims for any damages, interest, and special or consequential damages relating thereto. MSI agrees to indemnify and hold ERD harmless from any such claims by MSI or by any party claiming through MSI.

5. Confidentiality. Confidential information, if any, will be treated according to separate confidentiality agreements between the Parties. The confidentiality agreement contained in paragraph 4 within the R&D Agreement shall remain in full force and effect.

6.   Previous  Documents.

     6.1. The R&D Agreement and R&D Milestone Amendment are both terminated and replaced by this Agreement. All other previously written and executed agreements between MSI, ERD, Robert Hockaday, their assigns, predecessors, or successors in interest remain in full force and effect.
     6.2. ERD will continue prosecution of and maintain the MFC IP and the Solar IP.

        6.2.1. MSI will reimburse ERD for its, expenses related to prosecution and maintenance (including, but not limited to, ERD personnel work time, copy expenses, mailing expenses, and communications expenses) direct costs and fees as set forth herein. ERD shall provide written notice to MSI at least 30 days prior to any action that will incur such as an expense.
        6.2.2. As owner of the MFC IP and Solar IP, MSI retains the right to prosecute and/or maintain any IP that ERD fails to prosecute and/or maintain. If ERD shall decide not to continue the prosecution or maintenance, or shall decide to take or not take any action that would reasonably be expected to reduce, impair, or limit the validity or enforceability of the MFC IP or Solar IP, then ERD shall provide written notice of such decision to MSI allowing MSI at least 30 days to continue, at MSI's expense, such prosecution or maintenance, or to take such other actions, at MSI's expense, to avoid such reduction, impairment, or limitation. Any such decision shall be based solely on ERD's economic ability to advance associated expenses, but such decision shall, to the extent possible, involve the concurrence of both Parties.

     6.3. During the term of this Agreement ERD will provide professional support to MSI's efforts to transfer or license the MFC IP and the Solar IP to third parties, as needed by MSI without imposing an unreasonable burden on ERD. MSI will compensate ERD for such support at a rate of $58 (fifty eight dollars) per hour, the rate will escalate at a rate of 5% per year beginning with the first year after the effective date of this Agreement, plus direct costs, payable as set forth herein.

     6.4. During the term of this Agreement ERD will as needed and as available, provide MSI with office space in ERD's Los Alamos facility, at no charge, except administrative support will be provided as needed by MSI and as available from ERD, and MSI shall compensate ERD for such administrative support at a rate of $25 (twenty five dollars) per hour, which rate will escalate at a rate of 5% per year beginning with the first year after the effective date of this Agreement, payable as set forth herein.
     6.5. ERD will pay amounts due to IP Counsel relating to filing, prosecution, and maintenance of the MFC IP and the Solar IP, currently estimated to be $48,095.54. MSI will reimburse ERD for such amounts as set forth herein.

7. Purchase Rights to MFC IP.

     7.1. During the Option Period ERD may purchase MSI's interest in the MFC IP, subject to any intervening licenses or encumbrances, for the total of MSI's investment including the MSI cash payments totaling $2,167,010, in the MFC IP and related projects plus 5% annual interest determined from the time of each MSI expenditure or payment to ERD (the "MFC Option").
     7.2. During the Option Period, if MSI enters bona fide negotiations with a third party to purchase MSI's rights to the MFC IP (the "MFC Third Party"), MSI shall notify ERD in writing of its interest in transferring rights to such MFC Third Party. ERD shall have the right within thirty (30) days of such notice (the "First 30-day Period"), to exercise the MFC Option of this Agreement and so state in writing to MSI. ERD will then have an additional thirty (30) days (the "Second 30-day Period") (a maximum of 60 days from MSI's initial notification) to execute a Purchase Agreement with MSI for the purchase price as defined in Paragraph 7.1 and on terms as negotiated in good faith by the Parties during the Second 30-day Period. If ERD fails to provide written notice of exercise within the First 30 day Period, or fails to execute a Purchase Agreement within the Second 30-day Period, or fails to perform under the Purchase Agreement, then MSI shall be allowed to transfer rights to the MFC Third Party at any time, or to another party within 60 days after the end of the First 30-day Period.

8. Purchase Rights to Solar IP.

     8.1. During the Option Period ERD may purchase MSI's interest in the Solar IP, subject to any intervening licenses or encumbrances, for 1.8 million shares of MHTX common stock (the "Solar Option").
     8.2. During the Option Period, if MSI enters bona fide negotiations with a third party to purchase MSI's rights to the Solar IP (the "Solar Third Party"), MSI shall notify ERD in writing of its interest in transferring rights to such Solar Third Party. ERD shall have the right within thirty (30) days of such notice (the "First 30-day Period"), to exercise the Solar Option of this Agreement and so state in writing to MSI. ERD will then have an additional thirty (30) days (the "Second 30-day Period") (a maximum of 60 days from MSI's initial notification) to execute a Purchase Agreement with MSI for the purchase price as defined in Paragraph 8.1 and on terms as negotiated in good faith by the Parties during the Second 30-day Period. If ERD fails to provide written notice of exercise within the First 30 day Period, or fails to execute a Purchase Agreement within the Second 30-day Period, or fails to perform under the Purchase Agreement, then MSI shall be allowed to transfer rights to the Solar Third Party at any time, or to another party within 60 days after the end of the First 30-day Period.

9. Payments from MSI to ERD.ERD shall issue an invoice to MSI at the end of each calendar quarter showing all amounts due from MSI to ERD hereunder. As payment for each such invoice MSI shall issue to ERD a convertible note (the form of which is contained in Exhibit D of this Agreement) from MSI to ERD in the amount of the amount due on such invoice, which note is convertible into a number of shares of MSI common stock whose total value, at the closing price as of the date of conversion, equals or exceeds the amount of the note. The parties anticipate that the 144 holding period for the convertible note and the underlying shares will begin on the issuance of the note, and that ERD will convert the note to shares after the requisite holding period has passed. MSI warrants, to the extent consistent with current applicable law, the 144 holding period on the convertible note is one year from the issuance of the note and after one year the issued common stock will be free of restrictions and encumbrances and can be freely traded. Alternately, payment may be made in cash, at the sole discretion of MSI. The format to be used for the Convertible Promissory
     Note is provided in Exhibit D.
10. As reimbursement for the payment to IP Counsel by ERD, as set forth in paragraph 6.6, above, MSI shall issue to ERD a convertible note from MSI to ERD in the amount of $48,095.54, which note is convertible into a number of shares of MSI common stock whose total value at the closing price as of the date of conversion equals or exceeds the amount of the note, or cash. The parties anticipate that the 144 holding period for the convertible note and the underlying shares will begin on the issuance of the note, and ERD will convert the note to shares after the requisite holding period has passed. MSI warrants, to the extent consistent with current applicable law the 144 holding period on the convertible note is one year from the issuance of the note and that after one year the issued common stock will be free of restrictions and encumbrances and can be freely traded. Alternately, payment may be made in cash, at the sole discretion of MSI.
11.  Royalties  and  Fees.

    11.1. ERD shall pay to MSI nonrefundable royalties at a Direct Rate of all royalties, fees, and other consideration received by ERD for products or services including, derived from, or based on the MFC IP or the Derivative MFC IP, and at a Sub-license Rate of all royalties, fees, and other consideration received by ERD from ERD Sub-licensees related to products or services including, derived from, or based on the MFC IP or the Derivative MFC IP. ERD shall pay such royalties to MSI within 30 (thirty) days of the end of each calendar quarter, corresponding to royalties, fees, and other considerations received by ERD in such quarter.
    11.2. Until the cumulative total of all royalties paid to MSI by ERD under this provision equal the total of MSI's investment, including the MSI cash payments totaling $2,167,010, in the MFC IP and related projects plus 5% annual interest determined from the time of each MSI expenditure or payment to ERD, the Direct Rate shall be 10% and the Sub-license Rate shall be 20%.
    11.3. After the cumulative total of all royalties paid to MSI by ERD under this provision equal the total of MSI's investment, including the MSI cash payments totaling $2,167,010, in the MFC IP and related projects plus 5% annual interest determined from the time of each MSI expenditure or payment to ERD, then the Direct Rate shall be 5% and the Sub-license Rate shall be 10%.

12. Term and Termination.

     12.1. The licenses granted herein are perpetual unless terminated earlier in accordance with this Agreement.
     12.2. MSI can, at its option, terminate the licenses and options granted herein, and all obligations, representations, and warranties of in the event of any of the following:

       12.2.1. If ERD fails to pay to MSI the royalties payable under the terms hereof, or if either ERD fails to perform any material obligation, term, or condition hereof, then MSI may at its option, cancel and terminate this agreement giving 60 (sixty) days written notice, specifying the default complained of provided, however, that if ERD shall within such 60 days cure the default complained of, then the notice shall cease to be operative and this Agreement shall continue in full force and effect as though such default had not occurred;
       12.2.2. ERD experiences any of the following events: dissolution, insolvency, filing of a voluntary petition in bankruptcy (other than reorganization under Chapter 11), adjudication as a bankrupt pursuant to an involuntary petition, appointment by a court of a temporary or permanent receiver, trustee or custodian for its business, or an assignment for the benefit of creditors.

     2.3. ERD can at its option terminate the licenses and options granted herein, and all obligations, representations, and warranties of in the event of any of the following:

       12.3.1. MSI fails to pay to ERD reimbursement, payment, or payment on invoices, under the terms hereof, or if either MSI fails to perform any material obligation, term, or condition hereof, then ERD may at its option cancel and terminate this agreement giving 60 (sixty) days written notice, specifying the default complained of provided however, that if MSI shall within such 60 (sixty) days cure the default complained of, then the notice shall cease to be operative and this Agreement shall continue in full force and effect as though such default had not occurred;
       12.3.2. MSI experiences any of the following events: dissolution, insolvency, filing of a voluntary petition in bankruptcy (other than reorganization under Chapter 11), adjudication as a bankrupt pursuant to an involuntary petition, appointment by a court of a temporary or permanent receiver, trustee or custodian for its business, or an assignment for the benefit of creditors.

13. Representations and Warranties

    13.1. Derivate MFC IP. MSI MAKES NO WARRANTIES OF ANY KIND IN RELATION
          TO, DERIVATIVE MFC IP, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, AND DISCLAIMS ANY WARRANTIES OF NONINFRINGEMENT OF OTHERS' RIGHTS AND VALIDITY OF THE, DERIVATIVE MFC IP.
    13.2. Derivative MFC IP. ERD MAKES NO WARRANTIES OF ANY KIND IN
          RELATION TO DERIVATIVE MFC IP, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, AND DISCLAIMS ANY WARRANTIES OF NONINFRINGEMENT OF OTHERS' RIGHTS AND VALIDITY OF THE DERIVATIVE MFC IP.

    13.3. MFC IP and Solar IP. MSI hereby represents and warrants that, to the best of its knowledge: (A) it is the sole owner of the MFC IP and Solar IP; (B) it has the exclusive right to grant a non-exclusive license or sell, and, except in connection with loans from Marvin Maslow to MSI and from Jack Harrod to MSI, the MFC IP is not subject to any loan agreement, conditional sale to title retention agreement, equipment obligation, lease purchase agreement, mortgage, indenture, pledge, security agreement, guaranty, lien, charge, security interest, encumbrances, restrictions, lease, license easement, liability or adverse claim of any nature whatsoever (excluding trade and account payables), direct or indirect, whether accrued absolute, contingent or otherwise and charges or other payments, or conditions or restrictions whatsoever.; (C) No claim or demand has been made nor is there any proceeding that is pending or threatened, which (1) challenges the rights of MSI in respect of any such patents or patent applications, or (2) asserts that MSI is infringing or otherwise in conflict with any other patents and patent applications; and (D) None such patent or patent obligations are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency.
    13.4. Each Party hereby represents, covenants, and warrants to the other Party that, as of the Effective Date:

       13.4.1. Such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

       13.4.2. Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations under this Agreement; and such execution, delivery and/or performance does not violate any law, regulation, permit held by such Party, or contract to which such Party is a party;
       13.4.3. This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;
       13.4.4. It has sufficient legal and/or beneficial title under its Intellectual Property rights necessary for the purposes contemplated under this Agreement;
       13.4.5. It has not received any written communications alleging that it has violated or, by conducting its obligations as currently proposed under this Agreement, would be violating, any of the Intellectual Property rights of any third party; and
       13.4.6. Its employees, officers and individuals engaged as third party contractors have executed agreements requiring assignment to it of all inventions made during the course of and as a result of such individual(s)' association with it.

14. Miscellaneous

     14.1. Damages. Neither party shall be liable to the other for any consequential, incidental, indirect, special or punitive damages arising from this Agreement.
     14.2. Governing Law. This Agreement shall be governed by the laws of New Mexico, U.S.A., without giving effect to any of its conflicts of law provisions and the parties consent to submit to the jurisdiction of the state and federal courts of the State of New Mexico in connection with any dispute arising out of concerning this Agreement.

    14.3. Entire Agreement. This Agreement constitutes the entire, final and complete agreement and understanding between the Parties with respect to the subject matter hereof, and, except as specifically set forth in this Agreement, replaces and supersedes all prior discussions and agreements between the Parties with respect to such subject matter. No amendment, modification, or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.
    14.4. Assignment. ERD shall not assign this Agreement or any portion hereof to any third party without the written consent of MSI, which approval shall not be unreasonably withheld. Any attempt by ERD to assign the Agreement or any portion hereof shall be void ab initio. This Agreement shall be binding upon, and inure to the benefit of each of the Parties, their successors and permitted assigns. Any assignment in contravention of this section shall be null, void and of no effect.
    14.5. Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of the terms of this Agreement.
    14.6. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, or delivered by a nationally recognized overnight courier, or delivered by hand to the address set forth in the first paragraph of this Agreement, or such other address as a Party may use as its headquarters, provided that such Party has notified the other of such new address, to the attention of the Party's President. All notices shall be deemed to have been given five (5) business days after such notice is mailed, as evidenced by the postmark at the point of mailing, or on the date of personal delivery, if not mailed.
    14.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original and all of which shall constitute together the same document.
    14.8. Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either ERD or MSI deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. The Parties further agree to negotiate in good faith with the intention of agreeing to and implementing an amendment to replace such void, invalid, unenforceable, or unlawful provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void, invalid, unenforceable or unlawful provision.
    14.9. Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partnership, principal and agent or joint venture between the Parties.
   14.10. Each party agrees that after the delivery of this Agreement, it will execute such further documents and do such further acts as the other party may reasonably request in order to carry out the terms of this Agreement.

In Witness Whereof, the Parties have executed and delivered this Agreement on the Effective Date.

Energy  Related  Devices,  Inc.     Manhattan  Scientifics,  Inc.


By:____________________________     By: _________________________

Exhibit  A  -  MFC  IP

The Manhattan Scientifics Intellectual MicroFuel Cell Property Portfolio from Energy Related Devices

October  28,  2003
Patents  and  Trademarks  of  the  Solar  Cell  and  Fuel  Cells

1.   U.S. Patent Number 4,673,624 "Fuel Cell"; Filed: February 8, 1984,
     Issued: June 16, 1987.

2.   U.S. Patent Number 5,631,099 "Surface Replica Fuel Cell"; Filed:
     September 21, 1995, Issued: May 20, 1997.

3. U.S. Patent Number 5,759,712 "Surface Replica Fuel Cell For Micro Fuel Cell Electrical Power Pack"; Filed: January 6, 1997, Issued: June 2, 1998.

4.   U.S. Patent Number 6,194,095 "Non-Bipolar Fuel Cell Stack
     Configuration"; Filed: December 15, 1998, Issued: February 27, 2001.

5.   U.S. Patent Number 6,326,097 "Micro-fuel Cell Power Devices"; Filed:
     December 10, 1998, Issued: December 4, 2001.

6. US Patent Number 6,544,400 B2 "Portable Chemical Hydrogen Hydride System". Filed: March 30, 2001, Issued: April 8, 2003.

7. US Patent Number 6,630,266 B2 "Diffusion Fuel Ampoules for Fuel Cells" Filed March 30, 2001, Issued: Oct. 7, 2003

     8.   US Serial No. 75/803,035 Trademark: Always On.

PCT patents pending

1)  International  Publication  Number:  WO  97/11503
International  Application  Number:  PCT/US96/14657
International  Filing  Date:  12  September  1996
International  Publishing  Date:  27  March  1997
U.S. Patent Number 5,631,099 "Surface Replica Fuel Cell"; Filed: September 21, 1995, Issued: May 20, 1997.

Countries  in  which  the  national  application  is  occurring:

1.   Canada
2.   Japan
3.   Australia  (Issued  No.  705731,  September  2,1999)
4.   Israel
5.   Brazil  (Issued  No.  WO  97/11503  (August  20,  2002)
6.   China
7.   Mexico.(  Issue  No.  209,273,  July  8,  2002)
8.   Republic  of  Korea
9.   Russian  Federation  (Issued,  PCT/2146406  March  10,  2000)

10.  Singapore  (Issued  P-No.  51799[WO97/11503,  September  21,  1999])
11.  Hong  Kong.
14.  PCT  patents  (Issued:  Turkey  No.  TR1998  00520  B,  May  20,  1998)

2)  International  Publication  Number:  WO  98/31062
International  Application  Number:  PCT/US98/01693
International  Filing  Date:  02  Jan  98
International  Publishing  Date:  16  July  1998
U.S. Patent Number 5,759,712 "Surface Replica Fuel Cell For Micro Fuel Cell Electrical Power Pack"; Filed: January 6, 1997, Issued: June 2, 1998. Countries in which the national application is occurring:

1.   European Patents: Austria, Belgium, Switzerland, Liechtenstein,
     Germany, Denmark, Spain, Finland, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, and Sweden
2.   Canada
3.   Japan
4.   Israel  (  Issued  130792,  date?)
5.   Brazil
6.   China
7.   Mexico  (Issued  No.  206,587,  February  8,  2002)
8.   Republic  of  Korea.
9.   Singapore  (Issued  No.  66554[WO98/31062]  November  15,  2001)
10.  Hong  Kong.

Taiwanese Patent No. 133725: "Micro-Fuel Cell Power Devices". Issued: October 4, 2001.

     Taiwanese  Patent  No.  139499: "Non-Bipolar Fuel Cell Stack Configuration"
Issued:  December  20,  2001.
Patent  and  Trademarks  Applications

     a)   Patent Applications:

1. "Fuel Generator with Diffusion Ampoules for Fuel Cells" (US claims allowed).

Exhibit  B  -  Solar  IP

9.   U.S. Patent Number 5,482,568 "Micro Mirror Photovoltaic Cells"; Filed:
     June 28, 1994, Issued: January 9, 1996.

Exhibit  C  -  Trademark  Approval  Process

1. ERD shall provide to MSI complete technical specifications and design documentation concerning any product or service for which approval for marking with MFC Trademark is desired. MSI shall, within two weeks of receipt of such technical specifications and design documentation respond to ERD in one of three ways:

     a) a certification that the product or service, including application and use of the MFC Trademark, is approved;

     b) a request for more information, specifically identifying the additional information required; and

     c)   a denial of approval for marking of the product or service.

2. ERD shall provide to MSI a sample of any brochure, description, or other information for which approval for marking with an MFC Trademark is desired. MSI shall, within two weeks of receipt of such sample, respond to ERD in one of three ways:

     a) a certification that the brochures, descriptions, or other information, including application and use of the MFC trademark, is approved;

     b) a request for more information, specifically identifying the additional information required; and

     c) a denial of approval for marking of the brochure, description, or other information.

3. MSI will not unreasonably withhold any requested approval under this Approval Process.

Exhibit  D  -  Convertible  Promissory  Note

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE CAN BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT AND OF THE APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE


                                                                          Amount

                                                                            Date

     FOR VALUE RECEIVED, MANHATTAN SCIENTIFICS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of Energy Related Devices (the "Holder") the principal amount set forth above, in lawful currency of the United States of America.

     The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, to which the Holder, by acceptance of this Note, agrees:

1.     PAYMENT.

(a) The outstanding principal under this Note shall be due and payable one year from the date of issuance of this Note (the "Maturity Date").

(b) The Company may pay all or part of the amount under this Note in cash, at any time prior to the Maturity Date. Any amount not yet paid in cash on the Maturity Date shall be converted into shares of the Company's common stock pursuant to Section 2.

2. CONVERSION OF NOTE. The Holder shall convert the unpaid balance of this Note into shares of the Company's common stock (the "Common Stock") at the price per share equal to the last sale price of the Company's common stock on the Maturity Date, or on the last business day prior to the Maturity Date (the "Conversion Price"). The Company will, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for that number of shares of restricted Common Stock to which such Holder is entitled, bearing such legends as may be required by applicable state and federal securities laws. No fractional shares will be issued; in lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay the cash value of that fractional share to the Holder. Upon conversion of this Note as set forth in this Section 2, this Note shall be cancelled and the Company will be forever released from all of its obligations and liabilities hereunder.

3. WAIVER. The Company and all parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, generally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, diligence in collecting or bringing suit against any party hereto, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by the Holder and to all partial payments hereon, with or without notice before or after maturity.

4. ATTORNEYS' FEES. If this Note is collected by law or through an attorney for collection or enforcement, the holder hereof shall be entitled to collect reasonable attorneys' fees and all costs of collection from the Company.

5. PREPAYMENT. The Company and Holder acknowledge that the Company may prepay all or any portion of the outstanding amount at any time prior to the Maturity Date without penalty.

6. GOVERNING LAW. This Note shall be construed according to and governed by the laws of the State of New York. If any court of competent jurisdiction shall declare any of the terms of this Note invalid, such invalidity shall not affect any of the other terms hereof.

7. AMENDMENT; ASSIGNMENT. No provision hereof shall be waived or amended except by an instrument in writing signed by the party against whom such waiver or amendment is sought. This Note is not transferable or assignable by either party without the other party's prior written consent.

8. NOTICES. All notices hereunder shall be in writing, either mailed by first-class mail, postage prepaid, or delivered by hand or nationally recognized courier, and, if to the Company, shall be addressed to it at 405 Lexington Avenue, 32nd Floor, New York, New York, 10174, or such other address as the Company may designate by notice to the Holder, and, if to the Holder, addressed to the 127 Eastgate Dr. ,Los Alamos, New Mexico, 87544, or at such other address as the Holder may hereafter designate by notice to the Company. All such notices and communications shall be effective if mailed, three (3) days after mailing, and if delivered, upon delivery.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.
                              MANHATTAN  SCIENTIFICS,  INC.



                              By:  ______________________
                                   Marvin  Maslow,  CEO